Exhibit 10.10

[Letterhead of C. K. Cooper & Company]

March 2, 2006

CONFIDENTIAL

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

7251 W. Lake Mead Blvd., Suite 300

Las Vegas, NV 89128

Attention:    Mr. Mickael A. Flaa

Dear Mr. Flaa:

C. K. Cooper & Company, Inc. (“CKCC”) is pleased to be engaged by CardioVascular BioTherapeutics, Inc. (the “Company”) to act as lead placement agent in the proposed offering, issuance and sale of the Company’s common stock, preferred stock, convertible debentures, debt or any other securities (the “Securities”) by the Company (the “Transaction”). The term of this letter agreement (the “Agreement”) shall commence on the date hereof and continue until April 30, 2006 (the “Term”). This Agreement will confirm our mutual understanding of the terms of this agreement

In connection with its engagement, CKCC will perform services, which are normal and customary for a placement agent to perform in connection with the Transaction. In this capacity, CKCC will endeavor to obtain commitments from investors who are Accredited Investors as defined in Regulation D promulgated under the Securities Act of 1933 (“Investors”) to purchase the Securities on a private placement basis. Any financing arranged by CKCC will be as the Company’s agent (on a best efforts basis) and not on an underwritten basis. To facilitate our efforts to place the Securities, you agree to direct all inquiries from prospective Investors to CKCC during the period this engagement is in effect.

The Company agrees to pay CKCC for its services under this Agreement the following fees’

•	A Transaction Fee equal to [REDACTED]% of aggregate gross proceeds received or to be received by the Company from the sale of Securities in any Transaction during the Term.

•	A Warrant Exercise Fee equal to [REDACTED]% of any proceeds received by the Company as a result of the exercise of Warrants issued as part of any Transaction during the Term.

The Transaction Fee shall be due and payable on the closing of any Transaction. Any Warrant Exercise Fee shall be payable within ten days of receipt of funds by Company.

CKCC shall have full discretion as to the allocation and distribution of Securities sold as part of a Transaction contemplated under this agreement unless notified in writing by the Company of any

ENGAGEMENT AGREEMENT

CardioVascular BioTherapeutics, Inc.

investors, or broker/dealers that must be excluded. Should CKCC determine at its sole discretion to engage other qualified broker/dealers to assist in the distribution of any such Securities, it may, in its discretion, re-allow any portion of the compensation due to CKCC hereunder to such participating broker/dealers.

Whether or not any Transaction is consummated, and in addition to any fees payable to CKCC under this Agreement, the Company agrees to reimburse CKCC, upon its request from time-to-time, for its out-of-pocket expenses (including for travel) related to CKCC’s activities under this Agreement, including the reasonable fees and disbursements of its legal counsel. Expenses, including fees and disbursements of legal counsel, shall not exceed $[REDACTED] unless approved in writing by the Company. In no event will CKCC be responsible for expenses incurred in connection with the offer and sale of the Securities (including the fees and expenses of any counsel for Investors or the Company).

If during the Term, the Company decides to conduct a purchase or sale transaction, material acquisition or sale of assets or other extraordinary corporate transaction or a public or private offering of Securities, the Company agrees to notify CKCC and to provide CKCC with a right of first refusal to act as the exclusive financial advisor, lead placement agent or lead underwriter, as the case may be, or such other role as necessary and appropriate, for any such transaction or offering at fees, and upon terms, customary and consistent with industry practice that would be agreed between the Company and CKCC in good faith.

Nothing contained herein constitutes a commitment on the part of the Company or CKCC to complete any Transaction, and CKCC shall not have the power or authority to bind the Company to any terms or conditions of a Transaction. It is understood and agreed that this letter does not constitute a commitment by the Company to offer, issue or sell any Securities or by CKCC to purchase or underwrite the sale of any Securities.

The Company will furnish CKCC with such information and documents regarding the Company and its business and financial condition (all such documents and materials, including those documents and materials prepared for Investors, and all information filed by the Company with the Securities and Exchange Commission (the “SEC”) shall be, the “Information) as CKCC reasonably believes relevant and appropriate to its services under this Agreement. The Company agrees to cooperate fully with CKCC in connection with its engagement hereunder, including making members of management and other employees available to CKCC for purposes of satisfying CKCC’s due diligence requirements and consummating the Transaction, and agrees to commit such time and other resources as are reasonably necessary or appropriate to secure reasonable and timely success of the Transaction. The Company authorizes CKCC to transmit to qualified prospective Investors copies of any public information regarding the Company and any purchase agreements or other legal documentation approved by the Company for use in connection with a Transaction.

The Company recognizes and agrees that, in performing the services contemplated in this Agreement, CKCC will be relying solely on the Information and that the Information will not be independently verified by CKCC. Accordingly, the Company agrees that the Information, considered as a whole, will be complete and accurate in all material respects and not misleading. In addition, the Company agrees that all information regarding the Securities, including any term sheet, descriptions or other documentation, shall be complete and accurate in all respects and not misleading. The Company shall advise CKCC promptly if it learns of any material inaccuracy, any omission of a material fact or any misleading statement in the Information or the information regarding the Securities. The Company agrees that CKCC does not have any responsibility for the accuracy or completeness of the Information; provided that the Company and its counsel have approved all information or materials presented to prospective Investors in advance. The Company has timely filed all reports required to be filed under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and any other material reports or

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CardioVascular BioTherapeutics, Inc.

documents required to be filed with the SEC since September 30, 2005. All such reports and documents and any registration statements or prospectuses filed under the Act complied, when filed, in all material respects with all applicable requirements of the 1934 Act and the Securities Act of 1933, as amended (the “Act”).

Neither the Company nor any parties acting on its behalf will, directly or indirectly except through CKCC, offer or sell, or solicit any offer to buy, any of the Securities during the Term. As used in this agreement, the terms “offer” and “sale” have the meaning specified in Section 2(3) of the Act.

The Company and CKCC shall have the right to approve every form of written communication from the Company or any parties acting on its behalf (including CKCC) to any offeree or purchaser in connection with the offer and sale of the Securities. Neither the Company nor any parties acting on its behalf (including CKCC) will offer or sell the Securities by any form of general solicitation or general advertising, including, but not limited to, the methods described in Rule 502(c) under the Act.

The Company and CKCC will each conduct the offering and sale of the Securities in a manner intended to qualify for the exemption form the registration requirements of the Act provided by Section 4(2) thereof and Regulation D thereunder and each will limit offers to sell, and solicitations of offers to buy, the Securities to persons reasonably believed by it to be an “accredited investor”, as that term is defined in Rule 501(a) under the Act.

Each of the Company and CKCC agrees to conduct the offering and sale of the Securities in a manner intended to comply with the registration or qualification requirements, or available exemptions therefrom, under applicable state “blue sky” laws and applicable securities laws of other jurisdictions. The Company shall be responsible for compliance with the filing requirements of the securities laws of states and other jurisdictions and shall make all filings and take all other actions are required in connection with compliance with such laws. Neither the Company nor its affiliates will, directly or indirectly, make any offer or sale of any of the Securities or any securities of the same or a similar class as the Securities, in violation of registration and qualification requirements under applicable Federal securities laws, state “blue sky” laws or the securities laws of any other jurisdiction (collectively, the “Registration Exemptions”). The Company has not engaged in any offering of its securities that would jeopardize the availability of the Registration Exemptions.

In the event the Company requests that CKCC deliver certain documents and information relating to this engagement via electronic transmissions, the Company acknowledges and agrees that the privacy and integrity of the electronic transmissions cannot be guaranteed due to the possibility that third parties could intercept, view or alter such electronic transmissions. To the extent that any documents or information relating to this engagement are transmitted electronically, the Company agrees to release CKCC from any loss or liability incurred in connection with the electronic transmission of any such documents and information, including the unauthorized interception, alteration, or fraudulent generation and transmission of electronic transmission by third parties but excluding gross negligence and/or willful misconduct on CKCC’s part. Under no circumstances will CKCC be liable for any ordinary, direct, indirect, consequential, incidental, special, punitive or exemplary damages arising out of the foregoing, regardless of whether CKCC has been apprised of the likelihood of such damages occurring.

The Company acknowledges and agrees that CKCC has been retained to act as lead placement agent to the Company. In such capacity, CKCC will act under this Agreement as an independent contractor and any duties of CKCC arising out of its engagement pursuant to this Agreement shall be owed solely to the Company. It is understood that CKCC’s responsibility to the Company is solely contractual in nature and that CKCC does not owe the Company, or any other party, any fiduciary duty as a result of its engagement.

ENGAGEMENT AGREEMENT

CardioVascular BioTherapeutics, Inc.

Since CKCC will be acting on the Company’s behalf in connection with its engagement hereunder, CKCC requires that the Company enter into a separate letter agreement, dated the same date hereof, providing for indemnification of CKCC and certain related entities and persons by the Company.

No advice rendered by CKCC, whether formal or informal, may be quoted or referred to orally or in writing, reproduced or disseminated, by the Company or any of its affiliates (other than to officers, directors and legal counsel of the Company on a need to know basis) except to the extent legally required (after consultation with CKCC and its counsel), without CKCC’s prior written consent.

CKCC is a full service investment banking and capital markets securities firm and as such may from time to time effect transactions for its own account or for the account of its customers, and may hold positions (long or short) in securities of, or options on, securities of the Company.

The scope of CKCC’s engagement shall be limited to those matters expressly set out in this Agreement and shall not include tax, legal, regulatory, accountancy, or other technical advice or services. This letter shall not constitute an offer, agreement or commitment to lend by CKCC or its affiliates.

The Company or CKCC may terminate with or without cause the engagement at any time and without liability or continuing obligation to the Company or CKCC (except for compensation to be paid hereunder and expenses incurred by or on behalf of CKCC to the date of termination and a break-up fee, equal to $100,000 payable to CKCC if (1) the Company cancels this agreement without the consent of CKCC or (2) CKCC is unable to complete its due diligence due to acts of the Company) upon 5 days written notice to the other party. Notwithstanding the foregoing, CKCC shall be entitled to its full compensation pursuant to this Agreement in the event that, during the Term, any Transaction is consummated or the Company enters into an agreement, which subsequently results in a Transaction. In addition, if a Transaction is consummated with a CKCC Identified Party (as defined below) during the six-month period following the Term, CKCC shall be entitled to a Transaction Fee. For purpose of this Agreement, a “CKCC Identified Party” means any party introduced to the Company through the direct efforts of CKCC during the Term in connection with a possible Transaction. CKCC will provide the Company with a list (not to exceed 30 parties) of CKCC Identified Parties agreed upon by CKCC, within 10 days of the Company’s written request. Furthermore, the payment of expenses, preservation of the private placement exemption, the status of CKCC as an independent contractor, the limitation on to whom CKCC shall owe any duties, the waiver of the right to trial by jury, the confidentiality provisions and the indemnification, limitation on the liability of the indemnified persons, contribution and settlement provisions contained in the indemnification letter agreement, will survive regardless of any such termination. In the event that CKCC terminates this engagement, it shall waive any and all additional compensation that may result from a Transaction with a CKCC Identified Party.

This Agreement shall be governed by, and construed in accordance with, the laws of the State of California without regard to its conflicts of law principles. CKCC and the Company (on its own behalf and, to the extent permitted by law, on behalf of its securityholders) each waives any right to trial by jury in any action, claim, suit or proceedings with respect to CKCC’s engagement as placement agent or its services hereunder. Solely for the purpose of enforcing this agreement and the related indemnification letter agreement, each of the Company and CKCC hereby submits to the non-exclusive jurisdiction of any Federal or state court in the State of California, City of Irvine and County of Orange, and irrevocably agrees that all claims in respect of such action, claim, suit or proceeding may be determined in any such court. Service of process, summons, notice or document by mail to the Company’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in such courts. Each of the Company and CKCC irrevocably and unconditionally waives any objection to the laying of venue of any suit, action, or other proceedings in such courts relating to this Agreement or the indemnification letter agreement and irrevocably and unconditionally waives and agrees not to plead or claim that any such suit, action, or other proceeding has been brought in an inconvenient forum. Each of

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CardioVascular BioTherapeutics, Inc.

the Company and CKCC hereby waives all immunity from jurisdiction, service of process, attachment (both before and after judgment) and execution to which it might otherwise be entitled with respect to any such enforcement action. Each of the Company and CKCC also waives, and will not raise or claim, any immunity to the enforcement of any judgment relating to any such enforcement action.

The Company agrees that CKCC, at its option and expense, has the right to place advertisements in financial and other newspapers and journals describing its services to the Company hereunder. The Company must approve the form of such advertisement to be used in advance and in writing. If requested by CKCC, the Company shall include a mutually acceptable reference to CKCC in the press release (on other public announcement) made by the Company announcing the Transaction, to the extent permitted by law.

Either CKCC or the Company without the written consent of the other party, which shall not be unreasonably withheld, may not assign this Agreement. The benefits of, and the obligations and liabilities assumed in, this Agreement shall inure to the benefit of, and be binding upon, any successors and permitted assigns.

No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby.

If the foregoing meets with your approval, please sign both copies of this Agreement and both copies of the indemnification letter agreement and return one fully executed copy of each to us. We look forward to working with the Company in this important undertaking.

Very truly yours,

C. K. COOPER & COMPANY, INC.

By	/s/ ALEXANDER G. MONTANO
Alexander G. Montano
Managing Director

Agreed and Accepted as of the
Date First Written Above:

CARDIOVASCULAR BIOTHERAPEUTICS, INC.

By	/s/ MR. MICKAEL A. FLAA
Name:	Mr. Mickael A. Flaa
Title:	Chief Financial Officer